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                                                                   EXHIBIT 10.5


                            EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into effective as of the 27 day of August, 1995, by and between Corporate Child Care, Inc., a Tennessee corporation (the "Company"), and Robert Lurie (the "Employee").

         WHEREAS, the Employee and the Company desire to establish an employment relationship and to set forth in an agreement the terms and conditions of such employment.

         NOW, THEREFORE, in consideration of the premises hereof and of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Employment and Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Company, on the terms and conditions set forth herein for the period commencing on the date hereof and expiring on August 27, 2000 (the "Expiration Date"), unless sooner terminated as hereinafter set forth.

         2. Positions and Duties. The Employee shall serve as the Chairman of the Board of Directors and President of the Consulting Division for the Company. The Employee shall devote substantially all his working time and efforts, not to be less than 40 hours per week on average, to the business and affairs of the Company. Unless the Employee and the Company agree otherwise,
the Employee may continue to reside in Morristown, New Jersey.   The Employee
shall use his best efforts to advance the best interests of the Company, and shall not engage in outside business activities which interfere with the performance of his duties hereunder.

         3.      Compensation.

                 (a) Base Salary. The Employee shall be paid a base salary at the rate comparable to that of the other executive officers of the Company at the time of Closing ("Base Salary"), which may be revised from time to time based on a review of Company and Employee performance (but in no event below the amount stated above during the term of this Agreement), payable in substantially equal monthly installments during the period of the Employee's employment hereunder.

                 (b) Insurance. Effective August 27, 1995, the Company shall provide the Employee with insurance comparable to, and on the same terms as, the insurance provided to similar employees of the Company.
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                 (d)      Company Stock Options.    Effective August 27, 1995
         and subject to the approval of the Board of Directors and shareholders of the Company, Employee will receive an initial grant of 500,000 options to purchase the Company's common stock at an exercise price of $5.00 per share (the "Options"). The Options will be non-qualified options and will expire August 27, 2005. The Options will vest at a rate of 100,000 shares per year over a five (5) year vesting period; provided however, that if Employee is terminated by the Company without cause within five (5) years from the date of grant, all Options will become fully vested at the time of termination and will remain in effect until their expiration. Additionally, the Employee shall be eligible to participate in the Company's 1987 Stock Option Plan, a copy of which is attached hereto as Exhibit B.

                 (e) Other Benefits. Effective August ___, 1995, the Company shall provide the Employee with other benefits, including but not limited to, vacation, sick leave and holidays, comparable to those provided to similar employees of the Company.

                 (f) Bonus. The Employee shall be eligible to earn an annual performance based bonus which shall be defined by Company management and approved by the Executive Committee.

         4.      Termination

                 (a) Disability. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from his duties hereunder on a full time basis for either: (i) 20 consecutive business days (excluding vacation days) during any 12-month period or (ii) 30 business days in the aggregate during any 12-month period, the Company may terminate the Employee's employment hereunder.

                 (b) Termination Upon Death. If the Employee should die during the term of this Agreement, the Company's obligations under this Agreement shall cease, except those obligations set forth in
         Section 5(b) hereof, and the Employee's employment shall be deemed terminated as of the end of the month during which death occurs.

                 (c) Termination by the Company. The Company may terminate the Employee's employment hereunder at any time for Cause or for any other reason. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder upon (i) willful acts of dishonesty or fraud by the Employee which are materially harmful to the Company; (ii) the Employee's willful failure faithfully to perform the duties of his office, after written notice and a 30-day opportunity to cure; (iii) any breach of the Employee's fiduciary duty to the Company; or (iv) the willful violation by the Employee of the provisions of Section 7 hereof.

                 (d) Termination by the Employee. The Employee may terminate his employment hereunder (i) at any time if in his sole judgment his health should become impaired to an





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         extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, or (ii) upon 60 days' written notice for any other reason.

                 (e) Notice of Termination. Any termination by the Company pursuant to subsection (a) or (c) above or by the Employee pursuant to subsection (d) above shall be communicated by written notice of termination to the other party hereto.

                 (f) Property of the Company. The Employee agrees that upon the termination of his employment with the Company for any reason he will surrender to the Company all lists, books, records and similar materials, and all copies thereof in his possession and will also return to the Company all other property of the Company which has come into her possession while employed by the Company.

         5.      Compensation Upon Termination or During Disability.

                 (a) During any period in which the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Employee shall continue to receive his Base Salary until the Employee's employment is terminated pursuant to
         Section 4(a) hereof, or until the Employee terminates his employment pursuant to Section 4(d)(i) hereof, whichever first occurs. The Company shall then have no further obligations to the Employee under this Agreement.

                 (b) If the Employee's employment shall be terminated for Cause or if the Employee dies or if the Employee terminates his employment for any reason other than pursuant to Section 4(d)(i), the Company shall pay the Employee his Base Salary and shall maintain in effect all of Employee's benefits set forth in Section 3(c) of this Agreement, through the date on which his employment is terminated at the rate in effect at the time notice of termination is given. The Company shall then have no further obligations to the Employee under this Agreement except that in the event of termination by death, the Employee's estate or beneficiaries, as the case may be, shall be paid such amounts as may be payable under the Company's life insurance policies, if any, then in effect for the Company's employees.

                 (c) If prior to August 27, 1998, the Company terminates the Employee's employment for any reason, other than for Cause or pursuant to Sections 4(a) and 4(b) above, the Company shall pay the Employee his Base Salary and maintain in effect all of the Employee's benefits set forth in Section 3(c) of this Agreement from the date on which his employment is terminated until August 27, 1998 at the rate in effect at the time notice of termination is given. The Company shall then have no further obligations to the Employee under this Agreement. If following August 27, 1998, the Company terminates the Employee's employment for any reason, other than for Cause or pursuant to Sections 4(a) and 4(b) above, the Company shall pay the Employee his Base Salary and maintain in effect all of the Employee's benefits set forth in Section 3(c) of this Agreement for a period of six months from the date on which his employment is terminated at the rate in effect at the time notice





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         of termination is given.  The Company shall then have no further obligations to the Employee under this Agreement. Notwithstanding the foregoing, any compensation pursuant to this Section 5(c) owed the Employee following termination shall at a minimum be paid for a period of six months from the date on which his employment his employment is terminated at the rate in effect at the time notice of termination is given.

         6. Binding Agreement. This Agreement and all obligations of the Company hereunder shall be binding upon the successors and assigns of the Company. This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

         7. Confidentiality. During the period of employment pursuant to the terms of this Agreement, Employee shall not, without the prior written consent of the Company, disclose to any person other than (a) to a person to whom disclosure is necessary or appropriate in connection with the performance by Employee of his duties as an employee of the Company or its subsidiaries or affiliates, or (b) (subject to the Company's ability to obtain a protective order from a court of competent jurisdiction and the Company's agreement in writing to indemnify Employee for liabilities and expenses she incurs by virtue of such nondisclosure) to any person upon the order or direction of any court, administrative body, or quasi-governmental body, any confidential information obtained by Employee while in the employ of the Company with respect to any of the Company's services, products, improvements, designs or styles, customers, methods of marketing or distribution, systems, procedures, plans, proposals, policies or methods.

         8. Specific Performance. The Employee acknowledges and agrees that compliance with Section 7 hereof is necessary to protect the business, goodwill and proprietary interests of the Company and recognizes that, in the event of a breach of Section 7 hereof by the Employee, the Company would be irreparably harmed and that monetary damages would be an inadequate remedy in favor of the Company. Accordingly, the Employee and the Company agree that in the event of such a breach, the Company shall be entitled, in addition to any other remedies and damages available, to injunctive relief against the Employee, his partners, agents, servants, employers, employees and all persons acting for or with him.

         9. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:





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         If to the Employee:

         Robert Lurie
         President
         RCCM
         47 Bergen Road
         Murray Hill, NJ  07974

         If to the Company:

         Corporate Child Care, Inc.
         631 Second Avenue South, Suite 2F
         Nashville, TN 37210

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         10. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

         11. Governing Law. This Agreement shall be construed according to the laws of Tennessee, without giving effect to the principles of conflicts of laws of such State. If any controversy or claim arising out of this agreement results in litigation between the parties to this agreement, such litigation shall be prosecuted in the courts of the State of Tennessee or in federal courts located within the State of Tennessee. The parties to this agreement hereby irrevocably consent to the jurisdiction of the courts of the State of Tennessee and the federal courts located within the State of Tennessee in any action or proceeding arising out of or relating to this agreement. This provision has been bargained for at arm's length and is the result of bilateral negotiations.

         12. Amendment; Modification; Waiver. This Agreement may not be amended except by the written agreement of the parties hereto. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         13. Binding Effect. This Agreement and the services to be rendered by the Employee hereunder are personal in nature and neither this Agreement nor any rights or obligations pursuant to this Agreement may be assigned, transferred or delegated without the consent of the Company and the Employee. Without limiting the generality of the foregoing, the Employee's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation





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of a security interest or otherwise, other than a transfer by will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this paragraph, the Company shall have no obligation and/or liability to pay any amount so attempted to be assigned, transferred or delegated.

         14. No Waiver. No delay or omission by the parties in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed or a waiver thereof, and my such right, remedy or power may be exercised by the parties from time to time and as often as may be deemed expedient or necessary by the parties hereto.

         15. Attorney's Fees. If the Company must take action to enforce or defend its rights under this Agreement, the Company shall be entitled to recover its costs and reasonable attorney's fees in addition to any other relief granted in such action.

         16. Entire Contract. This Agreement constitutes the entire agreement and supersedes all other prior agreements, employment contracts and understandings, both written and oral, express or implied with respect to the subject matter of this Agreement.

         17.     Severability.      Any invalid or unenforceable provision
hereof shall be deemed severed from this Agreement and the balance of the Agreement shall be construed and enforced as if the Agreement did not contain the particular provision held to be invalid or unenforceable.

         18. Declaration. Employee hereby declares that he has read the terms of this Agreement, understands and fully accepts the terms hereof and executes this Agreement as her free and voluntary act. Employee hereby represents that, in signing this Agreement, she is relying upon only those representations, warranties and covenants contained herein.

                 IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


                                         COMPANY:

                                         CORPORATE CHILD CARE, INC.

                                         By: /s/ Marguerite W. Sallee
                                            ----------------------------------

                                         Title: President and CEO
                                               -------------------------------

                                         EMPLOYEE

                                          /s/ Robert Lurie
                                         -------------------------------------
                                         Robert Lurie




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